DATED                                                   1999



















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            THE HUNTINGDON LIFE SCIENCES GROUP INCENTIVE OPTION PLAN
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                                 Charles Russell
                              8-10 New Fetter Lane
                                 London EC4A 1RS
                               Tel: 0171 203 5000
                               Ref: TL/MC/37971/3


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                                      INDEX

                          (for reference purposes only)


Rule     Heading                                                   Page Number

1     DEFINITIONS AND INTERPRETATION.....................................1
2     OPERATION OF THE PLAN AND THE GRANT OF OPTIONS.....................4
3     PLAN LIMITS........................................................7
4     PERSONAL LIMITS....................................................8
5     EXERCISE AND LAPSE OF OPTIONS......................................9
6     TAKEOVERS AND LIQUIDATIONS........................................10
7     VARIATION OF SHARE CAPITAL........................................12
8     MANNER OF EXERCISE OF OPTIONS.....................................12
9     TAXATION..........................................................13
10    ADMINISTRATION AMENDMENT AND TERMINATION..........................14
SCHEDULE 1..............................................................16
SCHEDULE 2..............................................................18
SCHEDULE 3..............................................................19

                   RULES OF THE HUNTINGDON LIFE SCIENCES GROUP

                              INCENTIVE OPTION PLAN


                             Adopted on 3 June 1999


1.      DEFINITIONS AND INTERPRETATION

1.1 In these Rules the following words and expressions shall (except where the context otherwise requires) have the following meanings:

         "Act"
         the Companies Act 1985

         "Accounting Period"
         an accounting reference period of the Company

         "Announcement Date"
         the date on which the annual or half-yearly results of the Company are announced

         "Appropriate Period"
(i) if the circumstances in Rule 6.2 apply the period of six months beginning with the date on which the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied;
(ii) if the circumstances in Rule 6.3 apply the period of six months beginning with the date on which the Reconstruction Scheme is sanctioned by the Court;
(iii) if the circumstances in Rule 6.4 apply the period during which the person remains bound or entitled to acquire any shares in the Company

         "Associated Company"
         the same meaning as in Section 416 of the Taxes Act

         "Auditors"
         the auditors for the time being of the Company appointed pursuant to section 384 of the Act and acting as experts and not as arbitrators

         "Board"
         the Board of directors for the time being of the Company or a duly appointed committee thereof at which a quorum is present

         "Company"
         Huntingdon Life Sciences Group plc (registered in England and Wales number 502370)

         "Company Share Schemes"
         the Plan and any other share option or profit sharing share scheme of the Company or of any Associated Company whether or not approved by the Inland Revenue

         "Control"
         the same meaning as in Section 840 of the Taxes Act and the expression "controlled" shall be construed accordingly

         "Date of Adoption"
         3 June 1999 being the date of adoption of this Plan by the Company

         "Date of Grant"
         in relation to any Option means the date on which the Option is granted or was or is to be granted under the Plan

         "Dealing Day"
         a day on which the London Stock Exchange is open for business

         "Eligible Participant"
         any employee, including an employee who is a director of a Participating Company, who is required by his contract of employment to devote substantially the whole of his working time to the business of the Group or any Group Member

         "Expected Retirement Date"
         the date on which an Eligible Participant is expected to retire in accordance with the terms of his contract of employment with a Participating Company

         "Founder Option"
         a Founder Option granted under the Huntingdon Life Sciences Group Unapproved Share Option Scheme adopted by the Company on 2 September 1998

         "Group"
         the Company and any company under the Control of the Company and the expression "Group Member" shall be construed accordingly

         "London Stock Exchange"
         the London Stock Exchange Limited

         "Market Value"
         in respect of any Share on any day means either:
(a) (when on that day the shares of that class are listed on the official list of the London Stock Exchange) the middle market quotation of such a Share as derived from the Daily Official List of the London Stock Exchange for the Dealing Day immediately preceding that day; or
(b) in all other cases the market value of such a Share as determined in accordance with the provisions of part VIII of the Taxation of Chargeable Gains Act 1992

         "Option"
         a right to subscribe for Shares granted (or to be granted) in accordance with these Rules and New Options granted as consideration for the release of Old Options in accordance with Rule 6

         "Option Agreement"
         the agreement dated 2 September 1998 and made between the Company (1) and Andrew H Baker(2)

         "Option Holder"
         any person who has been granted an Option or where the context requires a person becoming entitled to an Option in consequence of the death of an Option Holder

         "Participating Company"
         the Company and any other company of which the Company has Control and which is for the time being authorised by the Remuneration Committee to participate in this Plan

         "Performance Measure"
         a measure as to the performance of the Group, or a relevant Group Member or any division or unit thereof, or any number of employees of the Group or a Group Member

         "Performance Measure Period"
         an Accounting Period in respect of which the Remuneration Committee resolves to operate the Plan pursuant to Rule 2.1

         "Personal Performance Conditions"
         any performance condition specific to the relevant Eligible Participant imposed pursuant to Rule 2.4.3

         "Remuneration Committee"
         the committee consisting wholly or mainly of non-executive directors of the Company and chaired by a non-executive director and having formal responsibility for the operation of the Plan

         "Rules"
         the rules of the Plan as set out herein and as amended from time to time

         "Plan"
         the employee share option scheme constituted and governed by these Rules as from time to time amended

         "Share"
         an ordinary share of 5p in the capital of the Company

         "Subscription Price"
         the price at which each Share subject to an Option may be acquired on the exercise of that Option being (subject to Rules 6.5 and 7) not lower than the higher of:

         (i)      the nominal value of a Share; and
(ii)     the Market Value of a Share on the Date of Grant

         "Subsisting Option"
         an Option to the extent that it has not been exercised, lapsed or cancelled

         "Tax Liability"
         any liability of the Company or any company which Controls or is under the Control of the Company to account for any income tax National Insurance Contributions or other tax arising in relation to the grant, exercise or other dealing with or in relation to an Option

         "Taxes Act"
         the Income and Corporation Taxes Act 1988

         "Total Remuneration"
         in relation to any Eligible Participant and in any period where that Eligible Participant is an employee or officer of a Participating Company the remuneration (exclusive of benefits in kind but for the avoidance of doubt, including any cash amount paid to the Eligible Participant) paid or payable to that Eligible Participant by the Participating Company and all Associated Companies of that Participating Company in that period

         "Vesting Scale"
         the scale, if any, by reference to which the Remuneration Committee shall determine the number of Shares that shall continue to be comprised in an Option pursuant to Rule 2.9

         "Year of Assessment"
         a year beginning on any 6 April and ending on the following 5 April
1.2 Any reference in these Rules to any provision of any Act of Parliament or any subordinate legislation made pursuant to any Act of Parliament shall be deemed to be a reference to such Act of Parliament or subordinate legislation as amended modified or re-enacted (whether before or after the date hereof).
1.3 In these Rules words incorporating the masculine gender only include the feminine and neuter genders and words incorporating the singular number only include the plural and vice versa.
1.4 Rule headings are for ease of reference only and do not affect the construction or interpretation of these Rules.
1.5 References to writing shall include typewriting printing lithography photography and facsimile messages and other modes of reproducing words in a legible and non-transitory form.
2       OPERATION OF THE PLAN AND THE GRANT OF OPTIONS
2.1 The Remuneration Committee may, not later than 42 days after the approval of the Plan by the Company in general meeting, in its absolute discretion resolve to operate the Plan in relation to the Accounting Period current at that date and thereafter may so resolve not later than 42 days after an Announcement Date to operate the Plan in relation to any subsequent Accounting Period and if the Remuneration Committee shall so resolve, it shall not later than the said 42 days after the approval of the Plan, or as appropriate, an Announcement Date:

2.1.1 select Eligible Participants for the grant of Options; 2.1.2 in respect of each such Eligible Participant selected under Rule 2.1.1:

2.1.2.1               determine the Performance Measure provided that
                      the  Performance  Measure  shall be designed to
                      ensure  that  the  grant of an  Option  is made
                      subject  to  the  attainment  of a  significant
                      improvement   in   the   underlying   financial
                      performance   of   the   Company   during   the
                      Performance Measure Period;
2.1.2.2               determine the Personal Performance Conditions, if
                      any, which shall apply to him;
2.1.2.3               having  regard  to  Rules  3 and 4  subject  to
                      adjustment in accordance with Rules 2.1.2.4 and
                      2.9 , the  number of Shares in respect of which
                      an Option shall be granted under Rule 2.1.3 and
                      the Subscription Price that shall be payable on
                      the exercise of the Option;
2.1.2.4               set the Vesting Scale,  if any to apply, on the
                      basis of which the  number of Shares in respect
                      of which an Option shall remain  subsisting  at
                      the end of the  Performance  Measure  Period in
                      relation to that  Option and where  appropriate
                      the  number of Shares in  respect  of which the
                      Option may be exercised pursuant to Rule 6; and
2.1.3 in respect of each such Eligible Participant selected under Rule 2.1.1 and as permitted by the Model Code and the rules of the London Stock Exchange grant without
                      consideration   an  Option  subject  to  the   Performance
                      Measure, any applicable Personal Performance Conditions, prospective adjustment in accordance with any applicable Vesting Scale and the Rules provided that:

2.1.4    an Option shall lapse in its entirety if:
(a) the Performance Measure is not met, where a Vesting Scale applies, in accordance with the Vesting Scale; or
(b) the Personal Performance Conditions are not met where the Option is subject to such Personal Performance Conditions in each  case  to the  satisfaction  of the  Remuneration
                       Committee  (and for the  avoidance of doubt,  the partial
                       lapse of an Option under Rule 2.4.2,  shall not in itself
                       cause  an  Option  to lapse in its  entirely  under  this
                       Rule);
2.1.5 no Eligible Participant shall be entitled as of right to participate in the Plan or to the grant of any Options;
2.1.6 no Eligible Participant shall be granted an Option within 2 years preceding his Expected Retirement Date; and
2.1.7    no Option may be granted under this Plan after the tenth anniversary of the Date of Adoption.
2.2 An Option shall be granted by a resolution of the Remuneration Committee on the same day as the date on which the Remuneration Committee selects Eligible Participants under Rule 2.1.
2.3 Notwithstanding the provisions of Rule 2.1, the Remuneration Committee may resolve to Operate the
          Plan and grant Options outside the 42 day period mentioned therein in circumstances which the Remuneration Committee in its absolute discretion deems sufficiently exceptional to justify the operation of the Scheme and the grant of Options at that time.
2.4 As soon as reasonably practicable after the matters referred to in Rules 2.1 and 2.2 have been completed the Remuneration Committee shall notify (by a notice substantially in the form of the notice in
          Schedule 1) each Eligible Participant selected pursuant to Rules 2.1.1 respectively of:
2.4.1    the grant of an Option to him;
2.4.2 the Performance Measure applicable in relation to him and that if the Performance Measure is not met during the Performance Measure Period, the Option shall lapse in whole or in part and to the extent that it lapses, it shall be treated as if it had never been granted;
2.4.3 the Personal Performance Conditions, if any, applicable to him; and 2.4.4 the effect of Rule 2.1.4.
2.5 The Performance Measure and any Personal Performance Conditions imposed under Rule 2.1.2 may be waived or amended by the Remuneration Committee at any time if an event occurs which causes the Remuneration Committee to consider that such Performance Measure or as appropriate such Personal Performance Conditions could not fairly or reasonably be met, provided that any amended Performance Measure or Personal Performance Conditions should be neither significantly more difficult nor easier to satisfy than the original Performance Measure or Personal Performance Conditions were intended to be at the time of their imposition.
2.6 An Option Holder may, within a period of twenty one days immediately following the Date of Grant, renounce by notice in writing to the Company his Option in respect of all or any part of the Shares subject of the Option and in which case that Option shall be deemed never to have been granted to the extent so renounced.
2.7 Subject to Rules 5.4 and 5.5, each Option shall be granted so that its exercise shall be subject to the Option Holder continuing to be an Eligible Participant throughout the period between the Date of Grant and the date on which the Option is exercised in accordance with the Rules.
2.8 The Remuneration Committee may in its absolute discretion impose conditions on the grant of an Option restricting the number of Shares in respect of which an Option may be exercised on any one occasion.
2.9 As soon as reasonably practicable after the end of the Performance Measure Period in respect of an Option, the Remuneration Committee shall determine:
2.9.1 the extent to which the Performance Measure has been satisfied in respect of the Option and the number of Shares which shall continue to be comprised in the Option in accordance with the Vesting Scale set under Rule 2.1.2.4 such that the balance of Shares originally comprised in the Option shall cease to be so comprised and the Option shall be deemed to be adjusted accordingly; and
2.9.2 whether or not the Personal Performance Conditions, if any, have been satisfied and, unless the Option lapses in accordance with Rule 2.1.4, the Remuneration Committee shall or shall procure that the Company shall notify the Option Holder concerned of the adjustment so deemed to be made to his Option and issue an Option certificate substantially in the form set out in Schedule 2 in respect of each Option which shall specify:
2.9.3    the number of Shares that continue to be comprised in the Option;
2.9.4    the Date of Grant;
2.9.5    the Subscription Price; and
2.9.6 the last date upon which notice to exercise the Option may be given, being not later than the day immediately preceding the tenth anniversary of the Date of Grant

          PROVIDED THAT to the extent that Shares cease to be comprised in an Option, or the Option lapses in accordance with Rule 2.1.4, the Option shall be deemed not to have been granted ab initio in respect of such Shares and the Option Holder concerned shall have no rights whatsoever in respect of such Shares.
2.10 An Option shall be personal to the Option Holder and may not be transferred, assigned, charged, pledged or otherwise disposed of or dealt with (other than its exercise in accordance with the Rules). Any purported transfer, assignment, charge, pledge or other disposal or dealing (other than its exercise in accordance with the Rules) with the Option shall cause the Option to lapse forthwith and each Option certificate shall in relation to the Option carry a statement to this effect.
3        PLAN LIMITS
3.1 No Option shall be granted if immediately following such grant it would cause the aggregate of the number of Shares which have been or remain to be issued on the exercise of Options granted under the Plan and the number of shares of the Company which have been or remain to be issued pursuant to rights granted under any other Company Share Scheme in the preceding 10 years but excluding Founder Options and any rights granted under the Option Agreement and any shares that have been issued before the Date of Adoption upon the exercise of rights granted under any other Company Share Scheme, to exceed such number of shares as represents the aggregate of 10 per cent of the issued ordinary share capital of the Company immediately prior to the Date of Grant plus 1,550,000 Shares.
3.2 No Option shall be granted if immediately following such grant it would cause the aggregate of the number of Shares which have been or remain to be issued on the exercise of Options granted under the Plan and the number of shares of the Company which have been or remain to be issued pursuant to rights granted in the preceding 10 years under any other share option scheme (other than a savings related share option scheme) but excluding Founder Options and any rights granted under the Option Agreement and any shares that have been issued before the Date of Adoption upon the exercise of rights granted under any other share option scheme (other than any savings related share option scheme), to exceed such number of shares as represents the aggregate of 7.5 per cent of the issued ordinary share capital of the Company immediately prior to the Date of Grant plus 1,550,000 Shares.
3.3 For the avoidance of doubt, where and to the extent that an Option lapses or is renounced in accordance with the Rules and to the extent that Shares cease to be comprised in an Option by virtue of Rule 2.9 the number of Shares comprised the Option before its lapse, renunciation or that cease to be comprised in it shall be disregarded for the purposes of this Rule 3.
4        PERSONAL LIMITS
4.1 The number of Shares in respect of which an Option is granted to an Eligible Participant shall be limited, and the Option shall take effect so and to the extent that the aggregate Subscription Price of the Shares he may acquire pursuant to the exercise of that Option when added to the aggregate Market Value of the Shares Comprised in the Subsisting Options previously granted under the Plan (which for the purposes of this Rule
        4.1 shall also include cancelled Options) to him and the aggregate market value of shares he may acquire pursuant to any other unexercised rights (excluding any Founder Options) obtained under any other Company Share Scheme (other than a savings related share option scheme or a profit sharing scheme) shall not exceed or further exceed four times the Eligible Participant's Total Remuneration for the Year of Assessment current at the Date of Grant or, if the Eligible Participant was not an Eligible Participant at the beginning of that Year of Assessment, four times the Eligible Participant's Total Remuneration for the period of twelve months beginning with the first day during that Year of Assessment on which he became an Eligible Participant.
4.2 For the purposes of this Rule 4 Market Value of Shares shall mean in the case of rights granted under other Company Share Scheme the market value of the shares subject to such rights at the time of the grant of the right as calculated in accordance with the rules of the relevant Company Share Scheme.
4.3 For the avoidance of doubt, where and to the extent that an Option lapses or is renounced in accordance with the Rules and to the extent that Shares cease to be comprised in an Option by virtue of Rule 2.9 the number of Shares comprised the Option before its lapse, renunciation or that cease to be comprised in it shall be disregarded for the purposes of this Rule 4.
5        EXERCISE AND LAPSE OF OPTIONS
5.1 Subject to this Rule 5 and Rules 6 and 8 an Option may be exercised at any time on or after the third anniversary and before the tenth anniversary of its Date of Grant.
5.2 An Option shall not be exercisable on or after the tenth anniversary of its Date of Grant under any circumstances whatsoever and every Subsisting Option shall lapse on the tenth anniversary of its Date of Grant.
5.3 The right to exercise an Option shall terminate immediately upon the Option Holder ceasing to be an Eligible Participant except where Rules
        5.4 or 5.5 apply.
5.4 Subject to Rule 5.2 and Rule 5.6 where an Option Holder dies after the end of the Performance Measure Period applicable to his Option his personal representatives may exercise any unexercised Options held by him within 12 months of the date of death.
5.5 Subject to Rule 5.2 and Rule 5.6, where an Option Holder ceases to be an Eligible Participant after the end of the Performance Measure Period applicable to his Option:
5.5.1    by reason of:
5.5.1.1  injury, disability or pregnancy; or
5.5.1.2  redundancy;
5.5.1.3  retirement on or after the Expected Retirement Date;
5.5.1.4 the company by which the Option Holder is employed ceasing to be a Participating Company; or 5.5.1.5 the transfer of the business in which the Option Holder is employed to a person other than a Participating Company; or

5.5.2 where the circumstances are not as described in Rules 5.5.1.1 to 5.5.1.5 and the Remuneration Committee in its absolute discretion decides not later than 30 days after the date on which the Option Holder ceases to be an Eligible Participant to allow that Option Holder to exercise any Subsisting Option then held by him any Subsisting Option may be exercised no later than 6 months after the date of such cessation and for the purposes of this Rule 5.5 a female Option Holder shall not cease to be an Eligible Participant if absent from work because of pregnancy until and upon such time as she ceases to be entitled to exercise her right to return to work.
5.6 Where, but for this Rule 5.6, the event by virtue of which Rule 5.4 or Rule 5.5 would apply occurs between the end of the Performance Measure Period and the date on which the Remuneration Committee makes a determination pursuant to Rule 2.9, the Option shall:
5.6.1    not be exercisable if it lapses by virtue of Rule 2.1.4; or
5.6.2 be exercisable in respect of the number of Shares adjusted in accordance with Rule 2.9.1 or if no adjustment is made, in respect of all the Shares comprised in the Option.
5.7 Save where Rules 5.4 or 5.5 apply the exercise of any Option shall be conditional upon the conditions imposed pursuant to Rule 2.7 and, where appropriate Rule 2.8 having been fulfilled to the satisfaction of the Remuneration Committee.
5.8 An Option shall lapse upon the earliest occurrence of any of the following events insofar as it has not been exercised:
5.8.1    the tenth anniversary of the Date of Grant;
5.8.2    the first anniversary of the Option Holder's death;
5.8.3 the expiry of 6 months from the date on which an Option Holder ceases to be an Eligible Participant where Rule 5.5 applies;
5.8.4 the earliest date upon which the Option is expressed to lapse under Rule 5.3 or Rule 6;
5.8.5    the date of an event specified in Rule 2.10; or
5.8.6    the Option Holder being adjudicated bankrupt.
6        TAKEOVERS AND LIQUIDATIONS
6.1 Where any event as a result of which an Option becomes exercisable by virtue of this Rule 6 occurs before the expiry of the Performance Measure Period in relation to that Option (but, for the avoidance of doubt, not where such event occurs after the expiry of the said Performance Measure Period), the Option may not be exercised unless and to the extent the relevant Performance Measure and any applicable Personal Performance Conditions have been satisfied to the satisfaction of the Remuneration Committee and where any Vesting Scale is applicable to an Option, the Remuneration Committee shall determine the number of Shares in respect of which an Option may be exercised pursuant to this Rule 6 by reference to that Vesting Scale.
6.2 If any person obtains Control of the Company as a result of making a general offer:
6.2.1 to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or
6.2.2 to acquire all the shares in the Company which are of the same class as the Shares then subject to the remaining provisions of this Rule 6 any Subsisting Option may be exercised within the Appropriate Period and to the extent that it has not been exercised by the end of the Appropriate Period the Option shall lapse immediately upon the end of the Appropriate Period.
6.3 In the event that notice is given to the shareholders of the Company of a resolution to approve (subject to sanction by the Court) a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies pursuant to Section 425 of the Act ("the Reconstruction Scheme") then any Option Holder may serve notice to exercise his Subsisting Options at any time during the Appropriate Period and to the extent that an Option has not been exercised by the end of the Appropriate Period it shall lapse immediately upon the end of the Appropriate Period.
6.4 If any person becomes bound or entitled to acquire Shares in the Company under Sections 428 to 430F of the Act then any Subsisting Option may be exercised at any time during the Appropriate Period and to the extent that it has not been exercised by the end of the Appropriate Period the Option shall lapse immediately upon the end of the Appropriate Period.
6.5 If as a result of the events specified in Rules 6.2 or 6.3 a company has obtained Control of the Company or if a company has become bound or entitled as mentioned in Rule 6.4 the Board shall seek the agreement of that other company ("the Acquiring Company") or a company which has Control over the Acquiring Company and if such agreement is obtained each unexercised Option ("Old Option") may within the Appropriate Period applicable to the relevant Rule be released in consideration of the grant of a new Option ("New Option") to acquire shares in the Acquiring Company or a company which has Control of the Acquiring Company which satisfies the following conditions:
6.5.1 it is a right to acquire such number of such shares as has on acquisition of the New Option an aggregate Market Value equal to the aggregate Market Value of the Shares subject to the Old Option on its disposal;
6.5.2 it has a subscription price per share such that the aggregate price payable on complete exercise equals the aggregate price which would have been payable on complete exercise of the Old Option; and
6.5.3    it is otherwise identical in terms to the Old Option.

         The New Option shall for all other purposes of this Plan be treated as having been acquired at the same time as the Old Option in consideration of the release of which it is granted and where any New Options are granted pursuant to this Rule 6.5 Rules 5, 6, 7, 8 and 10 and all definitions in Rule 1 as appropriate in those Rules shall in relation to the New Options be construed as if references to the Company and to the Shares were references to the company whose share capital includes shares over which the New Option has been granted and to the shares in that company but references to a Participating Company shall continue to be construed as if references to the Company were references to Huntingdon Life Sciences Group plc. Where in accordance with this Rule 6.5 Old Options are released and New Options granted the New Options shall not be exercisable in accordance with Rules 6.2, 6.3 and 6.4 above by virtue of the event by reason of which the New Options were granted.
6.6 In the event that notice is given to the shareholders of the Company of a resolution to be proposed for the voluntary winding up of the Company any Option Holder may serve notice to exercise his Subsisting Options at any time up to the passing of the resolution provided that any such notice to exercise shall only be effective if the resolution is passed. If such resolution is duly passed all Options shall, to the extent that they have not been exercised, lapse.
6.7 For the purposes of this Rule 6 other than Rule 6.5 a person shall be deemed to have obtained Control of a Company if he and others acting in concert with him have together obtained Control of it.
6.8 The exercise of an Option pursuant to the preceding provisions of this Rule 6 shall be subject to the provisions of Rule 8 below.
7        VARIATION OF SHARE CAPITAL

         In the event of any variation in the share capital of the Company by way of capitalization or rights issue or any consolidation sub-division or reduction of capital or otherwise by the Company the number of Shares subject to any Option and the Subscription Price for each of those Shares shall be adjusted by the Remuneration Committee subject (except in the case of a capitalization) to written confirmation by the Auditors that in their opinion such adjustment is fair and reasonable provided that:
7.1 the aggregate amount payable on the exercise of an Option in full is not increased; and 7.2 the Subscription Price for a Share is not reduced below its nominal value.
8        MANNER OF EXERCISE OF OPTIONS
8.1 No Option shall be exercisable save in accordance with the then current Model Code for Securities Transactions by Directors of Listed Companies issued by the London Stock Exchange.
8.2 Subject to the provisions of Rule 5 and this Rule 8 an Option may be exercised at any time in whole or in part but not unless the Remuneration Committee otherwise permits in respect of less than 10 per cent of the Shares the subject of the original Option (where relevant, as adjusted in accordance with Rule 2.9.1) unless such smaller percentage represents all the remaining Shares under the Option by the Option Holder or (as the case may be) his personal representatives giving a notice of exercise to the Company substantially in the form set out in Schedule 3 accompanied by the appropriate payment and the relevant Option certificate and shall be effective on the date of its receipt by the Company ("exercise date") provided that wherever relevant any conditions imposed pursuant to Rule 2.7 and, where appropriate Rule 2.8 shall first have been fulfilled to the satisfaction of the Remuneration Committee.
8.3      No Option shall be capable of being quoted or dealt in on any stock exchange.
8.4 Subject to Rules 9.2 and 9.3, Shares shall be allotted and issued pursuant to a notice of exercise within 42 days of the exercise date (or such date which is the later of the date on which (a) the payment referred to in Rule 9.2 is received by the relevant company; and (b) the Board is satisfied that the sale referred to in Rule 9.3 has been completed. Save for any rights determined by reference to a date preceding the date of allotment such Shares shall rank pari passu with the other shares of the same class in issue at the date of allotment and will be subject to all the provisions of the Articles of Association of the Company relating to voting, dividends, transfer or otherwise.
8.5 When an Option is exercised only in part the balance shall remain exercisable on the same terms as originally applied to the whole Option and a new Option certificate representing the balance shall be issued by the Company as soon as possible after the partial exercise.
8.6 Where relevant, within 28 days after Shares have been allotted pursuant to the exercise of an Option the Company shall make application to the Council of the London Stock Exchange for the admission to the Official List of the Shares allotted and issued following such exercise.
8.7 It shall be a condition of participation in the Plan that in the event of an Option Holder ceasing to be an Eligible Participant (for whatever reason) he shall not be entitled to any compensation whatsoever by reason of any termination or alteration of rights or expectations under the Plan whether such compensation is claimed by way of damages for wrongful dismissal or breach of contract or for loss of office or otherwise howsoever. Participation in this Plan by an Option Holder is a matter entirely separate from any pension right or entitlement he may have and from his terms or conditions of employment and participation in this Plan shall in no respects whatever affect in any way an Option Holder's pension rights or entitlement or terms or conditions of employment.
9        TAXATION
9.1 If a Tax Liability arises in respect of an Option the Company shall be entitled to deduct to the extent permitted by law such amount(s) from any payment due to be made by the Company or any company which controls or is controlled by the Company to or in respect of the Option Holder in respect of that Option during the same calendar month or other relevant period in which the event occurs and/or any subsequent calendar month or such relevant period in order to satisfy and discharge the Tax Liability whether or not such payment is of an income or capital nature.
9.2 If and to the extent the Tax Liability referred to in Rule 9.1 is of income tax which exceeds the amount from which deductions in respect thereof can be made in any one period referred to in Rule 9.1 in respect of the Option Holder concerned, that Option Holder shall pay or reimburse the Company for the amount of the excess on demand or within such period as may be specified in any written notice given by the Company and the Company shall not be obliged to issue and allot any Shares upon the exercise of an Option until it has received such payment.
9.3 Where a Tax Liability arises in respect of the exercise of an Option, the Board may, without prejudice to the Company's rights under Rule 9.1 and Rule 9.2, by written notice to the Option Holder concerned nominate as his bare trustee any person (the "Bare Trustee") to sell such number of Shares issued upon the exercise of the Option as may be required in order to discharge the Tax Liability and any other liability (including costs) connected with the said sale and the Bare Trustee shall pay an amount equal to the Tax Liability to the Company and otherwise discharge any other said liability to the extent that the net proceeds from the said sale permit. The Company shall not be obliged to issue and allot any Shares upon the exercise of an Option until the said sale has been completed to the satisfaction of the Board.
10       ADMINISTRATION AMENDMENT AND TERMINATION
10.1 The Plan shall be administered by the Remuneration Committee whose decision on all disputes shall be final.
10.2    The Board may from time to time make amendments to these Rules provided that:
10.2.1   no  amendment  may  detrimentally  affect an Option  Holder as regards any Subsisting Option held by him on the date of the amendment being made except with the consent in writing of
         Option  Holders who,  assuming they exercise  their Options in full,  would  thereby  become  entitled to not less than three quarters in nominal  amount of all the Shares which would fall to be  allotted  upon  exercise  in  full  of  all  Subsisting
         Options; and
10.2.2 except with the prior sanction of the Company in general meeting no such modification or variation shall extend the class of person eligible for participation in the Plan or the grant of
         Options or alter to the advantage of Option Holders (present or future) Rules 2.1, 2.5, 2.7, 2.8, 2.9, 2.10, 3, 4 to 7, 8.7, 10.1
         and this Rule 10.2 or the definitions of "Eligible Participant", "Participating Company" or "Subscription Price" except for minor amendments to benefit the administration of the Plan, to comply with or take  account of any proposed or existing  legislation or law or to obtain or maintain favourable tax, exchange control or regulatory treatment for Option Holders (present or future) or for any Participating Company; and
10.2.3   written notice of any alteration  made in accordance  with this Rule
         10.2 shall be given to all Option Holders.
10.3 The cost of establishing and operating the Plan shall be borne by the Participating Companies in such proportions as the Board shall determine.
10.4 The Company in general meeting or the Board may at any time resolve to terminate this Plan in which event no further Options shall be granted but the provisions of this Plan shall continue in force in relation to Subsisting Options.
10.5 The Company shall at all times keep available sufficient authorised and unissued Shares to satisfy the exercise to the full extent still possible of all Options which have neither lapsed nor been fully exercised taking account of any other obligations of the Company to issue unissued Shares.
10.6 Any notice to be given pursuant to the terms of these Rules must be given in writing to the party due to receive such notice at (in the case of the Company) its registered office from time to time or (in the case of an individual) his address as notified to the Company from time to time. Notice must be delivered personally or sent by first class pre-paid recorded delivery or registered post (air mail if overseas) or by facsimile transmission and shall be deemed to be given in the case of delivery on delivery and in the case of posting (in the absence of evidence of earlier receipt) within 48 hours after posting (6 days if sent by air mail) and in the case of facsimile transmission on completion of transmission.
10.7 The Rules shall be governed by and construed in accordance with English Law and English Courts shall have the exclusive jurisdiction as regards any claim or matter arising in relation to the Rules.

                                   SCHEDULE 1

                         NOTICE OF OPERATION OF THE PLAN
                                & LETTER OF GRANT


Dear [            ]

THE HUNTINGDON LIFE SCIENCES GROUP INCENTIVE OPTION PLAN ("The Plan")

1 The Remuneration Committee has granted you an option over [ ] ordinary shares [each] ("Shares") in the capital of Huntingdon Life Sciences Group plc ("the Company") under and subject to the rules of the Plan ("the Option") which was approved and adopted by a resolution of the shareholders of the Company on 3 June 1999. A copy of the rules of the Plan is enclosed herewith.

2        You will only be able to exercise your option if in the accounting
         period of the Company ending on [    ]:

2.1      the Performance Measure described below are achieved [; and

2.2      you satisfy the Personal Performance conditions described below.


         If either the Performance Measure [(in accordance with the Vesting Scale below)] or the Personal Performance Conditions are not satisfied your Option will lapse and will be treated as if it had never been granted.]


         [If the Performance Measure is not achieved in full, the number of Shares in respect of which your Option will remain in force will be determined in accordance with the Vesting Scale also set out below. As the Vesting Scale shows, your option will not be exercisable in respect of any Shares if [describe by reference to the Vesting Scale the circumstances in which the Option will not be exercisable at all].]

3 If you cease to be employed by [the Company] before [specify date on which the Performance Measure Period ends] your Option will lapse in its entirety.

4 The subscription price per Share payable on the exercise of the Option is [ ]p. This subscription price is subject to adjustment under Rule 7 of the Plan if the Company's share capital is altered or re-organised, in specified ways.

5 If after [specify date on which the Performance Measure Period ends] your Option remains a Subsisting Option, an Option certificate for your Option will be sent to you for the number of Shares that remain in your Option.

6        Under  the  rules  of  the  Plan  ("the  rules"),   except  in  certain
         circumstances the Option may not be exercised earlier than three years from the Date of Grant.

7 [The Option may not be exercised unless the conditions attached to this letter have been fulfilled to the satisfaction of the Remuneration Committee except in certain circumstances permitted by the rules.]

8 The Option shall not be exercisable save in accordance with the then current Model Code for Security Transactions by Directors of Listed Companies issued by the London Stock Exchange.

9 You should note that any rights under Plan you may have will be entirely separate from your contract of employment and you should refer to Rule 8.7.

10 You may renounce the Option in whole or in part by signing (in the presence of a witness) and returning this letter together with the enclosed Option certificate to me before [date 21 days after the Date of Grant].

11 Any expression defined in the rules shall have the same meaning in this letter and if there is any conflict between this letter and the rules, the rules will prevail.


Yours faithfully,

 .....................
Secretary

                               PERFORMANCE MEASURE


                                  VESTING SCALE



[PERSONAL PERFORMANCE CONDITIONS]


[NOTE:   Any conditions imposed under Rule 2.8 must also be attached to this letter]



                                  RENUNCIATION

I [PRINT NAME] hereby renounce the Option [in whole]/[in respect of Shares]. I am returning with this letter the certificate in respect of the Option referred to above.


SIGNED as a DEED by
[NAME]
in the presence of:


Signature:

Name:

Address:

Occupation:

                                   SCHEDULE 2

                           Option Certificate Number:

---------------------------------------------------------------------------

                      Incorporated under the Companies Acts

               Registered in England and Wales under Number 502370

                   TOTAL NUMBER OF ORDINARY SHARES OF 5p EACH

                        INCLUDED IN THIS OPTION (number)
---------------------------------------------------------------------------

This is to certify that                     (name)  was  granted  an Option on
the  [specify  original  date of grant]            day of            to
subscribe for         ordinary  shares of 5p each in the capital of the Company
("Shares") at a Subscription Price of [      ]per Share giving an aggregate
Subscription Price of(pound) upon the terms of the Huntingdon Life Sciences Group Incentive Option Plan ("the Plan"). The Option may be exercised only at the times and in the circumstances and manner permitted by the rules of the Plan and cannot be transferred, assigned, charged, pledged or otherwise disposed of or dealt with (other than its exercise in accordance with the Rules). Any purported transfer, assignment, charge, pledge or other disposal or dealing with (other than its exercise in accordance with the Rules) shall cause the Option to lapse forthwith.


THE COMMON SEAL of
HUNTINGDON LIFE
SCIENCES GROUP plc
was affixed to this deed
in the presence of:

                                    Director

                                    Secretary


Date .........................

NOTE:

(1) A form of exercise on the Option is printed overleaf. This certificate must be surrendered on the exercise, in whole or in part, of the Option.

(2) The number and/or description of shares covered by this Option and/or the Subscription Price may be varied in accordance with the Rules of the Plan.

(3) Notice to exercise this Option must be given by [date no later than the day before the tenth anniversary of the Date of Grant].

(4) [The right to exercise this Option shall be subject to the due satisfaction of the conditions specified on the attached sheet.]

                                   SCHEDULE 3

                                Form of Exercise

                (TO BE PRINTED ON REVERSE OF OPTION CERTIFICATE)
                 PLEASE READ THE NOTES AT THE FOOT OF THIS FORM
                         CAREFULLY BEFORE COMPLETING IT

The Secretary
Huntingdon Life Sciences Group plc

I, the  undersigned,  having become entitled so to do hereby exercise the Option referred to  overleaf  in respect of  ...............  Shares  comprised  in the
Option upon the terms of the Huntingdon Life Sciences Group Incentive Option Plan ("the Plan") and agree to accept the Shares to be allotted and issued pursuant to this Form of Exercise subject to and in accordance with the Memorandum and Articles of Association of the Company and hereby request you to place my name on the Register of Members in respect thereof.

I enclose a remittance for (pound) being the aggregate Subscription Price payable for the Shares in respect of which the Option is now exercised at the Subscription Price per Share specified overleaf.

For the avoidance of doubt, I hereby agree that Rule 9 of the rules of the Plan may be applied by the Company and the Board at their discretion in respect of the Option hereby exercised.

If applicable, I hereby request you to despatch a balance certificate for the Option to subscribe for any Shares included in the Option referred to overleaf and not exercised on this occasion, by post at my risk to the address mentioned below.


Signature .....................................


Surname ......................................


Forename(s) .................................


Address .......................................

 ...................................................


Note:

(1) Although the Option referred to overleaf is personal to the holder named overleaf it may be exercised (subject to Rule 5.6) by his personal representative(s) if he dies while it is still capable of exercise provided the personal representative(s) does/do so before the expiration of twelve months from the date of the holder's death or ten years from the date of its grant (if sooner). If there are more than one, each of the personal representatives must sign this form.

(2) Options must be exercised in respect of whole numbers of Shares. Please indicate the number of Shares you wish to subscribe on this occasion which must not exceed the number of Shares comprised in the Option. In any event you will be deemed to have exercised your rights in respect of that whole number of Shares which can be subscribed with the moneys represented by your remittance.

(3) The remittance should be for an amount equal to the aggregate Subscription Price, being the Subscription Price per Share shown overleaf, multiplied by the number of Shares applied for.

(4) Please note that before any shares are allotted to you, any tax liability that arises on the exercise of your Option may be required to be satisfied by the Board.